FOR IMMEDIATE RELEASE

Titan International Signs Definitive Agreement to Sell ITM Business to USCO S.p.A.
Transaction expected to generate up to approximately $285 million in total cash value

WEST CHICAGO, ILLINOIS, September 21, 2026 - Titan International, Inc. (NYSE: TWI) ("Titan" or the "Company"), a leading global manufacturer of off-highway wheels, tires and undercarriage products, today announced that it has entered into a definitive agreement to sell its Italtractor ITM undercarriage business ("ITM") to USCO S.p.A. ("USCO").
Under the terms of the agreement, Titan will receive an initial purchase price of $207 million, plus the opportunity to receive an additional $6 million in earnout proceeds based on ITM's achievement of specified performance criteria for 2026. The transaction is also subject to customary adjustments based on ITM's specified net asset and financial position at closing, which Titan currently expects will provide approximately $23 million of additional cash value. In connection with the transaction, Titan has received or expects to receive $49 million in dividends from ITM, consisting of $38 million received in recent years and $11 million expected prior to closing. Taken together, these amounts are expected to provide Titan with up to approximately $285 million in total cash value, including the potential earnout.

For Titan, the transaction will allow the Company to sharpen its strategic focus on its core global wheel and tire operations serving the agricultural, construction and consumer markets. It will also significantly strengthen Titan's financial position and provide greater flexibility to invest behind the Company's highest-priority growth opportunities.
“It has been approximately ten (10) years since I left the President/CEO position to Paul Reitz and forty-three (43) years since Titan started with no employees and no sales. So, you might say I have seen a lot. The potential sale of ITM was first discussed with Titan’s Board of Directors over ten (10) years when Titan was approached with an offer of less than $100 million. The deal Paul and his team completed has required a lot of patience and I know I could not have gotten this deal done because I do not have that level of patience. This deal is good for Titan and good for USCO. TWI received a fair price, and USCO will now have a strong track manufacturing business with a good brand and great people.
Looking back a decade ago, the primary task for me was finding my replacement. Well, there is no doubt I chose the right man! Paul has led this team for over ten (10) years and done an excellent job. The last ten (10) years have been tough, but as President Trump said we are going into the Golden Age. India has been flooding our country with offroad tires and wheels using unfair practices as we have proven with the International Trade Commission. President Trump is focused on bringing back manufacturing to the USA, but it’s a difficult situation in our industry that requires people understanding real manufacturing of converting raw materials into finished products. I feel that the White House sometimes loses its way with financial people having too much of a say and not enough people that understand real manufacturing.
Our Board of Directors feels there are good opportunities out there to utilize the sale proceeds to explore the purchase of other businesses. TWI has a very bright future because of the depth of our product portfolio and manufacturing footprint. Titan is the world leader in both wheels and tires in the farm industry and let’s not forget the decades of investment we have made with technical engineering
Titan International, Inc. | Draft Press Release

and tooling into the large Ag wheels and tires that we produce. Our innovation pipeline of new products has been strong in recent years for farm, industrial and consumer products, and we have been achieving this at competitive cost levels for our customers at the same time.
I am inflating my own ego, because of what Paul and his team pulled off with this transaction and how good I feel that Titan is entering the Golden Age of manufacturing. Paul has also put a group in TWI to make a push into Defense business. Which could be very large for Titan in the next few years. I am betting most of you reading this did not know that TWI made the first aluminum wheels for auto/pickup in the early 90’s. Today 100% of vehicle/passenger wheels are made in China, India and Japan. That means all cars and pickups could be stopped without wheels in USA! 80 million wheels each year are imported. That is $8 Billion dollars each year in income. Yes, I believe the Golden years are ahead, and TWI has proven leadership in Paul Reitz and his team. As the Pointer Sisters song goes ‘I’m so excited’ – that’s me an old man.
The last acquisition that Titan made was the Carlstar Group Wheels & Tires. So far, it has proven to be a really good deal. I should also mention that over the last few years, TWI has bought back over $100 million shares of TWI Common Stock with its cash flow. Paul’s team has done an excellent job. I hope the Golden Age of Manufacturing comes to the USA for TWI has the capacity to easily double production in wheels and tires. There are very few in this world that could make that statement. Thank you for taking the time to read this note.
In conclusion, I want to thank Cecilia La Manna for her invaluable service and many contributions to ITM and Titan. I’ve known Cecilia for nearly 30 years, and I’ve watched her grow into an incredible global business leader. Her determination and commitment is a significant reason why ITM is the business that it is today. USCO is getting much more than a good business and plants, they are getting a strong management team. Cecilia and her team will continue to do great things for USCO and lead them well into a prosperous future.
If you are ever in Illinois – Quincy or Freeport; Tennessee - Union City or Clinton; Bryan, Ohio, Sao Paulo, Brazil, Kidderminster, UK; Meizhou, China and Finale Emilia (list locations), I invite you as a Shareholder to stop in and see how our products are made.
— Maurice M. Taylor, Jr., Chairman of Titan's Board of Directors
“This transaction is an important step forward in Titan's transformation. We have worked hard to reach an agreement that delivers strong value for Titan and provides ITM with an owner that understands the undercarriage business and is committed to its future. The transaction will allow Titan to focus our people, capital and resources on our core global wheel and tire operations while giving us the financial capacity to pursue accretive growth opportunities and reduce debt. This transaction helps Titan to reshape its portfolio, accelerate strategic investments, pursue transformative acquisitions and partnerships, and create long-term value for our shareholders.”
— Paul Reitz, President and Chief Executive Officer of Titan
The transaction represents an important strategic step for both organizations. As part of USCO, ITM will have the opportunity to build on its position as a global provider of undercarriage components and complete undercarriage solutions, with additional focus and resources to support long-term growth, customer service, product innovation and geographic expansion. ITM designs, manufactures and distributes undercarriage systems and components for construction, mining, forestry, road-building and agricultural applications through a global manufacturing and distribution network.
Titan currently intends to use a portion of the transaction proceeds to reduce existing debt and strengthen its balance sheet. In future periods, the Company also expects to deploy capital toward key growth investments, including accretive acquisitions and strategic partnerships that expand Titan's capabilities, strengthen its market positions and support the Company's long-term transformation.
The transaction is expected to close early in January 2027, subject to the satisfaction of customary closing conditions, including required regulatory approvals and other customary conditions. Until closing, ITM and Titan
Titan International, Inc. | Draft Press Release

will continue to operate in the ordinary course of business. The parties anticipate completion shortly following receipt of all required regulatory approvals.
Titan and ITM were advised by the law firm Gianni & Origoni on legal matters and by Poggi & Associati on tax matters. USCO has been assisted by Eidos Partners as financial advisor, by the law firm Simmons+Simmons and by BDO and KPMG as due-diligence consultants
ITM is a global designer, manufacturer and service provider of undercarriage components and complete undercarriage solutions. The business serves original equipment and aftermarket customers across construction, mining, forestry, road-building, agricultural and other specialized applications through an international manufacturing, service and distribution network. ITM is also a pioneer in undercarriage sensor technology, including its TRUST ITM® monitoring solution.
About Titan International, Inc.
Titan International, Inc. (NYSE: TWI) is a leading global manufacturer and supplier of wheels, tires and undercarriage products for a wide variety of off-the-road equipment. Titan serves aftermarket dealers and original equipment manufacturers across the agricultural, earthmoving, mining, construction and consumer sectors.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the expected closing of the transaction, the anticipated purchase-price adjustments and earnout payment, the total value expected to be realized by Titan, the intended use of proceeds, debt reduction, potential acquisitions and partnerships, future investments, and the expected benefits of the transaction to Titan and ITM. These statements are based on Titan's current expectations and are subject to risks and uncertainties that could cause actual outcomes to differ materially.
These risks and uncertainties include, among others, the ability to obtain required regulatory approvals and satisfy other closing conditions; the timing or failure of the transaction to close; changes in ITM's net financial or asset position; ITM's ability to achieve the performance criteria associated with the earnout; foreign-exchange-rate fluctuations; Titan's ability to reduce debt or identify and complete attractive acquisitions, partnerships or investments; and other risks described in Titan's filings with the Securities and Exchange Commission. Titan undertakes no obligation to update any forward-looking statement except as required by law.

Exchange-rate note: U.S. dollar amounts are approximate and were translated using an exchange rate of €1.00 to $1.148 as of September 18, 2026.
Titan International, Inc. | Draft Press Release